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                                                                EXHIBIT 99
                                                                __________
                                       KENTUCKY
                                       ________

                                      Exploratory         %        %
                           Drilling   of                  AOGI     Ownership
Well Name                  Completed  Developmental  O/G  WI       NRI       Status
____________________       _________  _____________  ___  ______   _________ ______

 Bonnie L. Smith            10/19/83   Exp.           G   76.375    59.573    Prod.
 Napier-Fordson #1 (FN-1)   11/23/93   Exp.           G   58.464    49.000    Prod.
 Napier-Fordson #1B         12/31/83   Exp.           G   94.949    78.627    Prod.
 Combs-Scully #1            01/02/84   Exp.           G   30.000    29.640    Prod.
 Fordson #3 (FN-1)          04/05/84   Exp.           G   95.000    76.000    Prod.
 Fordson #4                 06/16/84   Exp.           G   68.085    52.400    Prod.
 Napier #1                  07/08/84   Exp.           G   58.464    49.000    Prod.
 Fordson #2 (FN-2)          08/15/84   Exp.           G   66.500    52.400    SIGW
 Fordson #8                 09/01/84   Exp.           G   60.000    47.200    Prod.
 Fordson #6 (FN-1)          09/26/84   Exp.           G   13.900     9.520    Prod.
 Robert Roberts #1          11/20/84   Exp.           G   45.000    34.453    Prod.
 Pearl Collins #1 (FN-2)    12/21/84   Exp.           G   50.000    52.257    SIGW
 Brandt-Day #1              04/26/85   Exp.           G   94.340    82.550    Prod.
 Dee Collins #1             06/11/85   Exp.           G   95.050    77.408    Prod.
 Twila Hicks #1             07/18/85   Exp.           G   48.000    38.764    Prod.
 Maude Williams #1          10/19/85   Exp.           G   75.000    60.484    Prod.
 Robert Roberts #2          01/29/86   Dev.           G   97.000    73.202    Prod.
 Mendal Day #1              03/26/86   Dev.           G   95.000    83.125    Prod.
 James Ray #2B              10/15/86   Dev.           G   75.000    81.923    Prod.
 Maude Williams #6 (FN-2)   03/26/87   Dev.           G   76.000    70.546    SIGW
 James E. Ray #3            05/25/87   Dev.           G   95.000    78.188    Prod.
 Twila Hicks #2             04/22/87   Dev.           G   89.450    73.225    Prod.
 Dee Collins #2             07/15/87   Dev.           G   91.350    75.367    Prod.
 Pearl Collins #2 (FN-3)    04/06/92   Dev.           G   14.806    37.015    Prod.
 Conrad Abner #1            04/22/94   Dev.           G   56.250    42.188    Prod.
 Fannie Woods #1            11/02/93   Dev.           G   40.000    40.000    Prod.
 Fannie Woods #2            06/15/94   Dev.           G   56.250    42.188    Prod.
 James Ray #4               05/07/92   Dev.           G   50.000    41.016    Prod.
 Napier #3                  06/15/93   Dev.           G   100.00    87.500    Prod.
 Susan Patterson            06/08/92   Dev.           G   49.456    42.599    Prod.
---------------------------

(FN-1) The Company is responsible for an additional one percent (1%) carried working interest.

(FN-2)    SIGW - Shut in Gas Wells

(FN-3)    The net revenue includes a royalty interest purchased by the Company.
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